As filed with the Securities and Exchange Commission on June 1, 2006
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Terrapin Enterprises, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	7372	20-4069588
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

Terrapin Enterprises, Inc.
17 Carlton Road
Monsey, NY 10952
888-251-3422
(Address and telephone number of Registrant's principal executive offices)

R/A's of America
1504 US Hwy 395 N#8
Garnderville, NV 89410-5273
Tel: 800-848-4900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:
David Lubin, Esq.
David Lubin & Associates, PLLC
92 Washington Avenue
Cedarhurst, NY 11516
Tel: (516) 569-9629
Facsimile No.: (516) 908-5260

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Aggregate Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $.001	4,000,000	$0.025 (1)	$100,000	$107.00
per share
Total	4,000,000		$100,000	$107.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2006

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a),may determine.

PROSPECTUS

TERRAPIN ENTERPRISES, INC.

A MAXIMUM OF 4,000,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.025 PER SHARE

Terrapin Enterprises, Inc. is a development stage company. We are offering 4,000,000 new shares of our common stock for sale to the public at an offering price of $0.025 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 business days after the date of this prospectus. The common shares are being offered by us on a “best efforts no minimum basis”. Since there are no minimum purchase requirements, we may not receive any proceeds or we may just receive minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock. We have arbitrarily determined the offering price of $0.025 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. Once we begin to offer our shares for sale, we hope to have a market maker make an application to have our shares quoted on the OTC Bulletin Board. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

The date of this prospectus is _______, 2006.

Until ________, 2006 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 6.

Corporate Background

Terrapin Enterprises, Inc. was incorporated on January 10, 2006. Terrapin has not generated any revenue to date and is a development stage company. We are focused on developing and offering interactive educational enrichment media programming specifically designed for children ages 6 to 12 years of age. The content will cover diverse areas of interest including math, reading, science and writing skill development. The media will be developed with animation graphics and interactive capabilities. It is our goal to offer our products both online and through the direct sale of CD/DVD products.

Our offices are currently located at 17 Carlton Road, Monsey, NY 10952. Our telephone number is 888-251-3422. We do not currently have a web site.

The Offering

Shares being offered	Up to 4,000,000 shares of common stock.

Offering price	$0.025 per share.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 4,000,000 shares of common stock being offered or 180 business days.

Number of shares outstanding before the offering	8,000,000

Number of shares outstanding after the offering if all the shares are sold	12,000,000

Our executive officers currently hold 95% of our shares, and, as a result, will exercise control over our direction. After the offering, our officers will hold approximately 63.33% if we are successful at selling all the shares offered.

Market for the common shares
There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our net proceeds from this offering will be $65,000. We intend to use these proceeds towards development of our media products.

Summary Financial Data

The following summary financial information for the period January 10, 2006 (inception) to April 30, 2006 includes balance sheet and statement of operations data from the audited financial statements of Terrapin. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the financial statements and accompanying notes included in this prospectus.

Results of Operations
For the period January 10, 2006 (inception) through April 30, 2006
Costs and expenses	$9,625
Loss from operations	(9,625)

Other expense - interest	(125)
Net loss	(9,750)

Net loss per common share:
Basic and diluted	(0.00)

Weighted average number of
Common shares outstanding:	8,000,000
Basic and diluted

Balance Sheet Data April 30, 2006
Working capital	$6,730
Total assets	$48,880
Total liabilities	50,630
Stockholders’ deficiency	$(1,750)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

We are a development stage company and may never be able to effectuate our business plan.

Terrapin Enterprises, Inc. was incorporated on January 10, 2006. Although we have begun initial planning for the development of our media products, we may not be able to successfully effectuate our business plan until and unless we are successful in raising funding in this offering. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect losses to continue in the future because we have no revenue to offset losses.

We incurred net losses of $9,750 for the period from January 10, 2006 (inception) to April 30, 2006. Management believes that the gross proceeds of $100,000 generated from this offering will be sufficient to continue our planned activities for no more than 6 months after the offering. However, we expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and the marketing and sales of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net loss of $9,750 for the period from January 10, 2006 (inception) to April 30, 2006. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

Our executive officers and directors have significant voting power and may take actions that may be different than actions sought by our other shareholders.

If we are successful in selling all 4,000,000 shares being offered in this prospectus, our officers and directors will own approximately 63.33% of the outstanding shares of our common stock.

These shareholders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Our President Mrs. Simona Hirsch has no technical training or experience in animated graphics media and we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience, the director may make wrong decisions and choices regarding product development and marketing/sales and may not take into account standard managerial approaches which media production companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Risks Relating to Our Strategy and Industry

We may not be successful in developing media products that are desirable to our target market.

Any children’s educational programming requires the desirability and ease of application for its target market. We can not be sure that our development strategy will produce any media product that will fulfill the necessary demand to begin sales of our product.

The computer-based educational and testing industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to develop products and introduce new products to satisfy an expanded range of customer needs and achieve market acceptance. There can be no assurance that we will have sufficient resources to make the necessary investments or that the company will be able to develop and implement the technological advances required to maintain its competitive position.

We may never be able to achieve sales revenues sufficient to become profitable.

There can be no assurance that our products will achieve a level of market acceptance that will be profitable for us.

We believe that the acceptance of our products will depend on our ability to:

*	Effectively market our products;

*	Provide high quality customer support;

*	Price and sell the products in a manner that is appealing to potential customers;

*	Develop and maintain a favorable reputation among our customers, potential customers, and key businesses that would promote our products; and

*	Have the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products.

We face intense competition from other businesses that currently market and sell electronic educational products to elementary school children.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products through the internet. The competitors will have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage. Competition in the market may also prevent the increase in price of products that may be necessary to offset rising costs of doing business and the continued development of the organization and its products could be delayed or deferred.

Many of our competitors and potential competitors have significantly more financial resources, which could allow them to develop products that could render our products inferior.

Competition may develop products that will render our proposed products inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which requires resources. There can be no assurance that we will have sufficient financial resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our products.

Exposure to Potential Litigation

A range of exposures may exist due to our target market and how we market and sell our products. If we utilize our web site, as we plan to do, online access through company-operated web sites requires careful consideration of the future legal and regulatory compliance. We will need sufficient security measures to protect information and preserve the privacy of school-age children. This would indicate greater access to legal services that may become an increased cost component when considering the development of our products and technologies.

Risks Relating to this Offering

The shares are being offered directly by us without any minimum amount of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to effectuate our business from the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment.

NASD sales practice requirements may limit a stockholders’ ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for continued quotation or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTC Bulletin Board, trading, if any, in the common stock offered hereby, would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholders' ability to resell shares of our common stock at all or at current market prices, which could increase a stockholders' risk of losing some or all of their investment.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker--dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Securities purchased in this offering may be subject to possible future dilution.

We are presently authorized to issue up to 100,000,000 shares of common stock without further shareholder approval. Presently, there are 8,000,000 shares issued and outstanding. If the maximum offering is successfully completed, there will be 12,000,000 shares issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 88,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 19, the Management's Discussion and Analysis or Plan of Operation section beginning on page 22 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 4,000,000 shares offered at a public offering price of $0.025 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $35,000 for legal, accounting, printing and other costs in connection with this offering.

The table below shows the net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering on a no minimum, best-efforts basis, there is no guarantee that we will be successful at even selling 20% of the amount offered hereby. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	20%	60%	100%
Shares sold	2,000,000	3,000,000	4,000,000

Gross Proceeds	$50,000	$75,000	$100,000
Less offering expenses	$35,000	$35,000	$35,000
Net offering proceeds	$15,000	$40,000	$65,000

The use of proceeds set forth below in this illustrative example are listed in the order of priority that we intend to use the funds. For example, we will incur expenses in connection with developing content prior to to spending funds on graphic design. All amounts listed below are estimates.

Use of Net Proceeds:

Developing media content	$10,000
Graphic design	$20,000
Website development	$10,000
Hardware	$13,000
Software	$12,000

Total	$65,000

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. No material amount of the proceeds is to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.025 per share. We felt that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

CAPITALIZATION

The following table sets forth, as of April 30, 2006, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 4,000,000 shares of common stock being offered hereby at the initial public offering price of $.025 per share and the application of the estimated net proceeds therefrom as described in “Use of Net Proceeds”. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	April 30, 2006
	Actual	As Adjusted

Long-term debt	$28,480	$28,480

Stockholders’ equity (deficiency):
Preferred Stock $.001 par value, 5,000,000 shares authorized,
no shares issued and outstanding as adjusted	—	—
Common Stock, $.001 par value, 100,000,000 shares authorized,
8,000,000 shares issued and outstanding; 12,000,000 shares
Issued and outstanding as adjusted	8,000	12,000
Additional paid-in capital	—	61,000
Deficit accumulated during the development stage	(9,750)	(9,750)

Total stockholders equity (deficiency)	(1,750)	63,250

Total Capitalization	$26,730	$91,730

 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net negative tangible book value as of April 30, 2006 was $(1,750) or $(.00) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2006.

As adjusted to give effect to: (a) the receipt of net proceeds from the sale of 4,000,000 shares of common stock for $100,000, which represents net proceeds after deducting estimated offering expenses of $6,500; This represents an immediate increase of $.01 per share to existing shareholders and an immediate and substantial dilution of $.02 per share, or approximately 80%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of April 30, 2006, the number of shares of common stock purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.025 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Shareholders	8,000,000	66.666%	$8,000
New Investors	4,000,000	33.333%	$100,000
Total	12,000,000	100%	$108,000

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

No Current Market for our Shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After we begin selling our shares, we intend to have our shares quoted on the Over-the-Counter Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be sold by Our Officers

We are offering up to a total of 4,000,000 shares of common stock on a best efforts basis. The offering price is $0.025 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 180 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 4,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There is no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:
1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and
4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of180 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Terrapin Enterprises, Inc.".

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until the earlier of their death, retirement, resignation or removal.

Our officers and directors and their ages and positions are as follows:

Name	Age	Position

Simona Hirsch	34	President, Chief Executive Officer, Secretary and Director

Jacob Hiller	67	Treasurer and Secretary

Mrs. Simona Hirsch attended New York University where she received her bachelor’s degree in social work in 1992. Mrs. Hirsch also completed internships working with autistic children as well as with the Teen Parenting Program in New York City where she was responsible for aiding young single teen parents to obtain the housing, clothing and other necessities of the young mothers and child(ren). Since the year 2000, Mrs. Hirsch has been a home-maker raising her children.

Dr. Jacob Hiller has been a research associate professor of Psychiatry at New York University's distinguished School of Medicine since 1980. Dr. Hiller maintains memberships with the International Narcotics Council, American Society for Microbiology, New York Academy of Sciences, American Association for the Advancement of Science and the Society for Neuroscience.Additionally, since 2001 Dr. Hiller has served as co-mentor for the Mentored Science Award (K01) to Soledad Cabeza De Vaca, Ph,D on regulation of drug addiction by feeding-related peptides (NIDA).

Education:
B.S. City college of New York 1961
MS New York University, NY 1967
PhD New York University, NY 1970

Dr. Hiller is the father of Simona Hirsch.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 30, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The following table assumes that there are 8,000,000 shares of Common Stock issued and outstanding as of May 24, 2006.

Unless indicated otherwise, all addresses below are c/o Terrapin Enterprises, Inc. 17 Carlton Road, Monsey, New York 10952.

Name and Address Of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class
Simona Hirsch (2)	7,200,000	90.00%
Jacob Hiller (2)	400,000	5.00%
Adam Teller (3)	400,000	5.00%
All officers and directors as a group (2 persons)	7,600,000	95.00%

(1)
Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after the date of this prospectus.

(2)	We issued the shares to our officers and directors in consideration for their services to the company.

(3)	Mr. Teller purchased the 400,000 shares for $400, or $0.001 per share in April 2006.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Future Sales by Existing Shareholders

As of the date of this prospectus, there is a total of three (3) shareholders of record holding shares of Terrapin's common stock. A total of 8,000,000 shares of common stock were issued to the existing shareholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See Dilution of the Price You Pay for Your Shares.

We do not have any securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any Terrapin general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of the management of Terrapin, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See Security Ownership of Certain Beneficial Owners and Management.

Our Board of Directors is authorized to issue preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation, the Board of Directors being expressly vested with authority to adopt any such resolution or resolutions. As of the date hereof, no shares of preferred stock are issued and outstanding.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of the securities of Terrapin Enterprises, Inc.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Transfer Agent

We are currently serving as our own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities.  Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to April 30, 2006, included in this prospectus have been audited by Wolinetz, Lafazan and Company, P.C., as set forth in their report included in this prospectus.

The legal opinion rendered by David Lubin & Associates, PLLC, Cedarhurst, New York regarding the common stock of Terrapin Enterprises, Inc. registered on Form SB-2 is as set forth in their opinion letter dated May 24, 2006 included in this prospectus.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Overview of the Company

Terrapin is a development stage company which was formed on January 10, 2006. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering.

We are focused on offering interactive educational enrichment media programming specifically designed for children ages 6 to 12 years of age. The content will cover diverse areas of interest including math, reading, science and writing skill development. As these subjects form the nucleus of a child’s elementary education, we intend our programming to be used to assist parents and children with their daily homework needs as well as serving as enrichment in areas where an aptitude is exhibited by the child. Our programming will be created in animated graphics with the intent of allowing the child to learn the educational content in a simulated social setting that the child will be able to relate to in a comfortable and nourishing fashion.

Typically, a child will be able to access our programming through a CD/DVD purchase or their password protected account at our website. Once at our site, the child will have access to a wide variety of interactive tutorial programming. Aside from tutorials, the child will also have access to games and animated programming designed to promote education in a positive social framework. Our revenues will come from CD/DVD sales as well as website memberships that will be available on a monthly and an annual basis.

We have not commenced operations other than in connection with this offering. While our chief executive officer posses a degree in social work, she has no experience in the business of interactive education, retail sales or animated programming.

Mrs. Simona Hirsch attended New York University where she received her bachelors degree in social work in 1992. Mrs. Hirsch also completed internships working with autistic children as well as with the Teen Parenting Program in New York City where she was responsible of aiding young single teen parents to obtain the housing, clothing and other necessities of the young mothers and child(ren). It is because of her experiences in these roles as well as being a mother of four children that Mrs. Hirsch believes there is a dire need for animated interactive educational aides for the youths of today who are faced with decreasing time from their parents due to financial realities and have increased access to computers as well as the internet and DVD players. Our services will pose an educational solution that adequately incorporates these societal needs.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 17 Carlton Road, Monsey, New York 10952. Our telephone number is 888-251-3422 . We currently do not have a website.

The Market Opportunity

According to the U.S. Census bureau, as of the 2000 census, there was approximately 33,913,000 elementary school aged children residing in the United States. While we recognize the enormity of the market, we hope to attract even a small percentage which would allow us to operate at profitable margins.

Plan of Operation

Objectives

Our objective is to provide homework assistance and educational enrichment specifically designed for children ages 6 to 12 years of age through interactive educational enrichment media programming.

The company has no revenues at this time. As of May 24, 2006 we had slightly over approximately $28,880 in cash. It is our belief that this will suffice until we are quoted on the NASD Over the Counter Bulletin Board. We are offering up to a total of 4,000,000 shares of common stock on a best efforts basis. The offering price is $0.025 per share. Once any shares are subscribed, accepted and paid for, the purchase price paid to us will be immediately used by us and there will be no refunds.

Proceeds from this offering will be used for the creation of beta programming, completion of a website and the purchase of the necessary hardware and software for future development. If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

Product Development

Our products are intended to assist children ages 6 through 12 in the core curriculum of math, reading, science and writing development. Consequently, it is our eventual goal to provide homework assistance, situational programming and games in an interactive and animated delivery method for each subject and grade. As this would constitute dozens of intricate programs that would require considerable time and financial resources to create, we intend to approach programming in an incremental fashion.

•
Stage 1 - The development of a beta program that will provide animated and interactive mathematical homework assistance for all elementary grades. Over the first six months, efforts will be directed at first through third grades and in the following six months we hope to complete grades fourth through sixth. When creating the beta products, we will utilize the assistance of a wide array of professionals including federally approved teachers, animated artists, website developers and marketing experts. Initially, with funds earned from this offering, we hope to employ these professionals on a per diem or consulting basis.

•
Stage 2 - Upon completion of the creation of the initial math product, we intend to use any earned revenue we may receive to commence development of programming in the remaining subject areas of reading, science and writing development. Presently, it is our intent to focus on one subject area at a time. We expect to proceed with programming centered upon assisting the child to read and improve reading comprehension. Once there is programming in reading for all elementary grades, development would then begin on writing development followed by science. By incrementally adding each subject matter in a methodical fashion until the core curriculum is covered in a representative fashion, we hope to attract and retain a broad customer base.

•
Stage 3 - To be effective on a long term basis it will be a major imperative for us to remain relevant and interesting to our customer base - the children. We expect that creative programming must be developed on a continued basis and will remain an expense for the foreseeable future. Additionally, increased programming will allow us to add to our product line and that will allow the company to increase corporate revenue.

The incremental approach described above, will allow us to begin product development on a limited financial budget. As revenues increase, additional programs can be developed. Ultimately, we would like to have a product line that offers an educational depth and breadth for the children we serve.

Marketing

Upon completion of our beta programs, the company will have a need for a detailed marketing plan that will afford for a wide exposure of our services to our preferred markets. Our preferred markets would include:

•	Public schools
•	Private schools
•	Parents who home school
•	Other elementary level educational providers (tutors, after school enrichment programs, etc.)
•	Children ages 6-12

We hope to target our preferred markets with a thorough advertising campaign that would include online and traditional print advertising as well as an active sales force.

We expect to distribute our products through various means including using our website as a portal, development of on-line distribution partners and retail outlets (i.e. video stores, educational stores and department stores).

We recognize that our current management do not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to seek out a consulting firm(s) that specializes in this arena. Currently, we are focusing our efforts on developing a request for proposal for prospective marketing firms. Generally we are seeking firms with experience in the educational market.

Although the company generally hopes, once the Registration Statement is declared effective and its shares are quoted on the NASD Bulletin Board, to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Competition

The interactive educational industry is highly competitive. The programming we plan to introduce will encounter strong competition from many other companies, including many with greater financial resources than ours.

As the electronic educational media market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include:

1.
The American Education Corporation (AEC) engages in the development and marketing of educational software for elementary, middle, and secondary schools; adult literacy centers; and vocational, junior, and community colleges in the United States and the United Kingdom. The company develops instructional content, computer adaptive assessment testing software, and software management technology designed to manage the delivery of and record the results of student progress in schools and other institutions. AEC was incorporated in 1981.

2.
The Princeton Review, Inc. provides classroom-based, print, and online products and services for students, parents, educators, and educational institutions in the United States and Canada. The company operates through three divisions: The Test Preparation Services (TPS), The K-12 Services, and The Admissions Services (TAS). The Princeton Review was founded by John S. Katzman in 1981 and is headquartered in New York City.

3.
Educate, Inc., along with its subsidiaries, provides tutoring and other supplemental education services to pre-kindergarten through twelfth grade and pre-K-12 students. It operates in two segments, Learning Center and Catapult Learning. The Learning Center segment develops and delivers personalized tutoring programs through a network of franchised and company-owned learning centers located primarily in North America and Europe. This segment also offers online instruction in participating franchised and company-owned territories through Sylvan Online; and develops and sells educational products and services under the recently-acquired Hooked on Phonics brand name. The Catapult Learning segment provides tutoring, as well as other supplemental education services and special-needs services to eligible students of public and private schools through government-funded contracts. The company was founded in 2003 and is headquartered in Baltimore, Maryland.

Employees

We have commenced only limited operations. Therefore, we have no full time employees. Our officers and directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 17 Carlton Road, Monsey, New York 10952, in space provided to us by our officer. We do not pay for this space. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Terrapin, Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Our objective is to develop and market interactive educational enrichment media programming specifically designed for children ages 6 to 12. With this in mind, we intend on selling up to a maximum of 4,000,000 shares of our common stock through this offering which would generate up to $100,000 in proceeds. We believe that this will allow us to bring our product through development. With adequate funding, we feel that we are well positioned to execute our business plan.

Plan of Operation

The company will initially focus on the development of a beta program that will provide animated and interactive mathematical homework assistance for elementary grades. Over the first six months, efforts will be directed at first through third grades and in the following six months we hope to complete grades fourth through sixth. When creating the beta products, we will utilize the assistance of a wide array of professionals including federally approved teachers, animated artists, website developers and marketing experts. Initially, with funds earned from this offering, we hope to employ these professionals on a per diem or consulting basis.

Results of Operations

During the period from January 10, 2006 (inception) through April 30, 2006, we incurred a net loss of $9,750. This loss consisted primarily of equity based compensation with regards to the issuance of 7,600,000 shares of common stock valued at $7,600 to the founders of the Corporation. We have no operations, so our net loss for the period from January 10, 2006 (inception) through April 30, 2006 are a result of professional services and administrative expenses.

Revenues

We had no revenues for the period from January 10, 2006 (inception) through April 30, 2006. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development and sale of our products.

Liquidity and Capital Resources

Our balance sheet as of April 30, 2006 reflects assets of $48,880. Deferred offering costs amount to $20,000. Cash and cash equivalents from inception to date have been insufficient to provide the operating capital necessary to operate to date. We borrowed $18,480 from Mr. Eliyahu Ben Hamu in April 2006, and have the right to borrow an additional $1,520 from Mr. Hamu upon delivering said lender 2-days advance notice of our request to borrow additional sums. The monies we borrow are due two years from the date of borrowing with interest accruing at the rate of 8% per annum. We also borrowed $10,000 from Mrs. Faye Erblich on the same terms. We have the right to borrow an additional $10,000 from Mrs. Erblich on the same terms.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company's treasurer has contributed office space for our use for all periods presented. There is no charge to us for the space since the value of such space is nominal and covers a limited amount of time.

Mrs. Simona Hirsch, our president, chief executive officer and a director, was issued 7,200,000 shares in April 2006 in consideration for her services to the company. Dr. Jacob Hiller, our treasurer and secretary, was issued 400,000 shares in April 2006 in consideration for his services to the company.

Dr. Hiller is the father of Mrs. Simona Hirsch.

Our officers and directors can be considered as promoters of Terrapin in consideration of their participation and managing of the business of the company since its incorporation.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There is no public market for our common stock.

Terrapin has issued 8,000,000 common shares since its inception in January 10, 2006, all of which are restricted shares. See Certain Relationships and Related Transactions” above regarding 7,600,000 of said shares. In April 2006, an investor Mr. Adam Teller purchased 400,000 shares in a private issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder. There are no outstanding options or warrants or securities that are convertible into common shares.

Holders

Terrapin had three (3) holders of record for its common shares as of May 30, 2006.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

Terrapin does not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Wolinetz, Lafazan and Company, P.C. are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

TERRAPIN ENTERPRISES, INC
FINANCIAL STATEMENTS
April 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Terrapin Enterprises, Inc.

We have audited the accompanying balance sheet of Terrapin Enterprises, Inc. (a Development Stage Company) (“the Company”) as of April 30, 2006 and the related statements of operations, stockholders’ deficiency and cash flows for the period January 10, 2006 (inception) to April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terrapin Enterprises, Inc. at April 30, 2006, and the results of its operations and its cash flows for the period January 10, 2006 (inception) to April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period January 10, 2006 (inception) to April 30, 2006, has had no revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolinetz, Lafazan & Company, P.C. WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
May 22, 2006

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
APRIL 30, 2006

ASSETS

Current Assets:
Cash	$28,880

Total Current Assets	28,880

Deferred Offering Costs	20,000

Total Assets	$48,880

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts Payable and Accrued Liabilities	$22,150

Total Current Liabilities	22,150

Long-Term Debt	28,480

Total Liabilities	50,630

Commitments and Contingencies

Stockholders’ Deficiency:
Preferred Stock, $.001 par value; 5,000,000 shares authorized,
none issued and outstanding	—
Common Stock, $.001 par value; 100,000,000 shares authorized,
8,000,000 shares issued and outstanding	8,000
Deficit Accumulated During the Development Stage	(9,750)

Total Stockholders’ Deficiency	(1,750)

Total Liabilities and Stockholders’ Deficiency	$48,880

The accompanying notes are an integral part of these financial statements.

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 10, 2006 (INCEPTION) TO APRIL 30, 2006

Net Revenues		$—

Costs and Expenses:
Start Up Costs		8,625
Professional Fees		1,000

Total Costs and Expenses		9,625

Loss from Operations before Other Expense		(9,625)

Other Expense:
Interest Expense		(125)

Net Loss	$	(9,750)

Basic and Diluted Loss Per Share	$	( .00)

Weighted Average Basic and Diluted Shares Outstanding		8,000,000

The accompanying notes are an integral part of these financial statements.

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD JANUARY 10, 2006 (INCEPTION) TO APRIL 30, 2006

			Deficit
			Accumulated
			During the
	Common Stock		Development
	Shares	Amount	Stage	Total

Balance, January 10, 2006	—	$—	$—		$—

Common Stock Issued to Founders for Services,
April 2006	7,600,000	7,600	—		7,600

Common Stock Issued to Private Investor,
at $.001 Per Share, April 2006	400,000	400	—		400

Net Loss for the Period	—	—	(9,750)		(9,750)

Balance, April 30, 2006	8,000,000	$8,000	$ (9,750)	$	(1,750)

The accompanying notes are an integral part of these financial statements.

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JANUARY 10, 2006 (INCEPTION) TO APRIL 30, 2006

Cash Flows from Operating Activities:
Net Loss	$	(9,750)
Adjustments to Reconcile Net Loss to Net Cash Provided
by Operating Activities:
Common Stock Issued for Services		7,600
Changes in Assets and Liabilities:
Increase in Accounts Payable and Accrued Liabilities		2,150

Net Cash Provided by Operating Activities		—

Cash Flows from Investing Activities:		—

Cash Flows from Financing Activities:
Proceeds of Borrowings		28,480
Proceeds from Sale of Common Stock		400

Net Cash Provided by Financing Activities		28,880

Increase in Cash		28,880

Cash - Beginning of Period		—

Cash - End of Period		$28,880

Supplemental Disclosures of Cash Flow Information:
Interest Paid		$—
Income Taxes Paid		$—

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred Offering Costs Recorded as Accounts Payable		$20,000

The accompanying notes are an integral par of these financial statements.

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

Organization

Terrapin Enterprises, Inc. (“the Company”) was incorporated on January 10, 2006 under the laws of the State of Nevada. The Company has selected December 31 as its fiscal year.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company plans to develop and offer interactive educational enrichment media programming specifically designed for children ages 6 to 12 years of age. There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the accrual method of accounting.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the period ended April 30, 2006.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and notes payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period ended April 30, 2006.

Recently Enacted Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123R “Share Based Payment,” a revision of SFAS 123, “Accounting for Stock Based Compensation.” This standard requires the Company to measure the cost of employee services received in exchange for equity awards based on grant date fair value of the awards. The Company has adopted SFAS 123R effective January 1, 2006. The standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to the adoption based on the fair values previously calculated for disclosure purposes. At April 30, 2006, the Company had no options outstanding.

NOTE 2 - Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues and incurred a net loss of $9,750 for the period January 10, 2006 (inception) to April 30, 2006. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern (Continued)

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period January 10, 2006 to April 30, 2006, the Company borrowed $28,480 from two individuals on credit lines aggregating $40,000.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. The Company currently plans to raise gross proceeds of approximately $100,000 through an offering of its common stock. There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 - Cash

Cash represents Company funds that were wired directly into an attorney escrow account. There are no restrictions on such funds. Disbursements from the escrow account are made upon authorization from the Company. Accordingly, the Company considers these funds as cash for statement of cash flow purposes.

NOTE 4 - Long-Term Debt

Long-term debt consists of the following:

Note payable to an individual, with a borrowing line
of up to $20,000, bearing interest at 8% per annum and
principal and interest payable April 8, 2008	$10,000

Note payable to an individual, with a borrowing line
of up to $20,000, bearing interest at 8% per annum and
principal and interest payable April 8, 2008	18,480

$28,480

TERRAPIN ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - Long-Term Debt (Continued)

Maturities of long-term debt are as follows:

Twelve Months Ending During
April 30, 2007	$—
April 30, 2008	28,480

$28,480

NOTE 5 - Common Stock

In April 2006 the Company issued 7,600,000 shares of common stock valued at $7,600 to the Founders of the Company for services.

In April 2006 the Company sold 400,000 shares of common stock for $400 to a private investor.

NOTE 6 - Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee	$107
Legal fees and expenses (1)	$20,000
Accounting fees and expenses (1)	$12,000
Miscellaneous (1)	$2,893
Total (1)	$35,000

(1) Estimated.

Recent Sales of Unregistered Securities

In April, 2006 we issued 7,600,000 shares of common stock to Simona Hirsch and Jacob Hiller in a private placement. The shares were issued to each person in consideration for services rendered. The private placement was made in pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

In April 2006, we issued 400,000 shares to Adam Teller in a private placement. The aggregate consideration paid for such shares was $400. The private placement was made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D of the Securities Act. The issuance of these shares was made to an accredited investor without any general solicitation or advertisement and a restriction on resale.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit Description

3.1	Articles of Incorporation of Registrant.

3.2	By-Laws of Registrant.

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered.

10.1	Promissory Note in the aggregate principal amount of up to $20,000 payable to Mr. Eliyahu Ben Hamu

10.2	Promissory Note in the aggregate principal amount of up to $20,000 payable to Faye Erblich

10.3	Regulation D Subscription Agreement

23.1	Consent of Wolinetz, Lafazan & Company, P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1).

24.1	Power of Attorney (Contained on the signature page of this registration statement)

Undertakings

(A) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(B) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 30, 2006.

Terrapin Enterprises, Inc.

By:	/s/ Simona Hirsch
Simona Hirsch
President

By:	/s/ Jacob Hiller
Jacob Hiller
Secretary & Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simona Hirsch and Jacob Hiller, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simona Hirsch	President	May 30, 2006
Simona Hirsch

/s/ Jacob Hiller	Secretary & Treasurer	May 30, 2006
Jacob Hiller